Exhibit 10.3(9)

Execution Copy

AMENDMENT NUMBER NINE

TO THE

UPS SAVINGS PLAN

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998;

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, this amendment to the Plan is adopted to add the Roth 401(k) deferral option and to increase the maximum deferral percentage of compensation from 25% to 35%.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the UPS Savings Plan, the UPS Savings Plan is hereby amended, effective July 30, 2007, as follows:

1. Section 1.1, Account, is hereby amended by inserting the phrase “; Roth Contribution Account (first effective July 30, 2007)” immediately following the phrase “(first effective November 23, 1998)” in such Section.

2. Section 1.13, Catch-Up Contribution, is hereby amended by inserting the following new sentence at the end of such Section:

“Effective July 30, 2007, “Catch-Up Contributions” may include Roth Contributions.”

3. Section 1.35, Merged Account, is hereby amended by inserting the phrase “, Roth Contribution Account (first effective July 30, 2007)” immediately following the phrase “After-Tax Contribution Account” in such Section.

4. Section 1.43, Pre-Tax Contribution, is hereby amended in its entirety to read as follows:

“1.43 Pre-Tax Contribution - means a contribution to the Plan at the election of a Participant in accordance with Section 3.1, Pre-Tax Contributions and effective July 30, 2007, Section 3.2A, Roth Contributions. However, the term “Pre-Tax Contributions” shall not include Roth Contributions for purposes of Sections 1.44, Pre-Tax Contribution Account; 3.1, Pre-Tax Contributions; 6.2(b) or 9.8(c), Hardship Withdrawals.

5. A new Section 1.56 is hereby added to read as follows:

“Section 1.56 Roth Contribution – means a contribution described in Section 3.2A.”

6. A new Section 1.57 is hereby added to read as follows:

“Section 1.57 Roth Contribution Account – means the subaccount maintained as part of a Participant’s Account to show his or her interest attributable to Roth Contributions (including investment gains and losses on such contributions).”

7. Section 3.1(a)(1) is hereby amended by deleting it in its entirety and replacing it with the following:

“from 1% to 35% (for periods after July 31, 2002 and before July 31, 2007, from 1% to 25% and for periods before August 1, 2002, from 1% to 17%) in 1% increments of his or her Eligible Compensation (excluding those items set forth in Section 3.1(a)(2), (3), (4), and (5) below) for each pay period;”

8. Section 3.1(c)(1) is hereby amended by deleting the word “including” and replacing it with the word “excluding” in such Section.

9. A new Section 3.2A, Roth Contributions, is hereby added to read as follows:

“Section 3.2A Roth Contributions.

Effective as of July 30, 2007, subject to the rules and limitations in this Section 3 and in Section 5 except as otherwise provided, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) shall be eligible to make Roth Contributions in 1% increments of his or her Eligible Compensation for each pay period (excluding those items set forth in Section 3.1(a)(2), (3), (4), and (5)) and in accordance with and subject to the limitations of Code Section 402A. Roth Contributions and Pre-Tax Contributions combined may not exceed 35% of Eligible Compensation for any pay period. The portion of an Eligible Employee’s MIP award payable solely in the form of cash shall not be eligible for deferral into a Participant’s Roth Contributions Account until Plan Year 2008 and thereafter when an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) shall be eligible to make Roth Contributions in 1% increments from 1% to 100% of the portion of his or her MIP award payable solely in the form of cash (less amounts withheld for FICA and Medicare taxes). Roth Contributions shall be credited to a Participant’s Roth Contributions Account.”

10. Section 3.6, Rollovers from Qualified Plans or Conduit IRA’s, is hereby amended by adding a new subsection (f) to read as follows:

“(f) Notwithstanding anything in this Plan to the contrary, in no event shall an “eligible rollover distribution” include any amounts distributed from a designated Roth account (as defined in Treasury regulation Section 1.402A-1, Q&A-1) or a Roth IRA (as defined in Treasury Regulation 1.408A-8, Q&A-1).”

11. The second sentence of Section 4.1, Amounts Transferred from the QSOP, is hereby amended to read as follows:

“Any amounts transferred from the QSOP to this Plan that are attributable, in whole or in part, to a Participant’s Pre-Tax Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Merged Account or effective July 30, 2007, Roth Contribution Account, shall be credited respectively to the corresponding account under this Plan.”

12. Article V, LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS, is hereby amended to insert the following new Section 5.6 as follows:

“5.6 Roth Contributions. Roth Contributions shall be treated as Pre-Tax Contributions under this Article V and if Pre-Tax Contributions are required to be distributed to satisfy any such limitation, such distribution shall be made first from the affected Participant’s Roth Contribution Account and if there is an insufficient amount in that account, the remainder of the distribution shall be made from the Participant’s Pre-Tax Contribution Account.”

13. Section 7.2, Investment of Accounts, is hereby amended by deleting the third sentence in its entirety and replacing it with a new third sentence to read as follows:

“Notwithstanding the foregoing, (a) a Participant shall direct the investment of any sums transferred from the QSOP to this Plan at the time of such transfer via the VRU or in accordance with such other procedures as are prescribed from time to time by the Committee or its designee, and such investment directions shall be effective as soon as practicable following the receipt thereof; (b) a Participant may, on a form provided by the Trustee, make a separate written election with respect to the Participant’s Rollover Contribution to have his or her Rollover Contribution invested in a manner independent of his or her other subaccounts, so long as such written election is transmitted to the Trustee at the same time as the Rollover Contribution is made to the Plan; (c) a Participant must provide separate investment elections for his or her Roth Contribution Account and (d) a Participant may not invest the Roth Contribution Account in a self-managed brokerage account.”

14. Section 7.4, Transfer of Account Balances Between Investment Options, is hereby amended by adding the following new sentence at the end of such section, as follows:

“Notwithstanding anything to the contrary in this subparagraph, amounts credited to any subaccount must remain credited to that subaccount until distribution from the Plan, unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a different subaccount.”

15. Section 9.8(b), Withdrawals after Age Fifty-Nine and One-Half (59  1/2), is hereby amended by inserting the following sentence at the end of such Section.

“Effective July 30, 2007, a Participant who is employed by an Affiliate may withdrawal all or any portion of his or her Roth Contribution Account after age fifty-nine and one-half (59  1/2).”

16. Sections 10.1(a), Hardship Loans, and 10.(c)(3)(i) are hereby amended to insert the phrase “or Roth Contribution Account” immediately following the phrase “SavingsPLUS Transfer Account” in such Sections.

17. Section 10.1(c)(6)(i) is hereby amended to insert the phrase “and Roth Contribution Account” immediately following the phrase “SavingsPLUS Transfer Account” in such Section.

18. Section 10.2, Rollover of Loan Balances, is hereby amended by inserting the following sentence at the end of such Section.

“Notwithstanding anything in this Plan to the contrary, in no event shall a loan rolled over from another qualified retirement plan include any amounts distributed from a designated Roth account (as defined in Treasury regulation Section 1.402A-1, Q&A-1).”

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors has caused this Amendment Number Nine to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ TERI P. MCCLURE	/s/ MICHAEL L. ESKEW
Teri P. McClure	Michael L. Eskew
Secretary	Chairman

Date: July 28, 2007	Date: July 27, 2007